UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed on December 13, 2012 (the “Original 8-K”), Genworth Financial, Inc. (the “Company”) announced that the Company’s Board of Directors appointed Thomas J. McInerney as the President and Chief Executive Officer of the Company, and elected Mr. McInerney to serve on the Board of Directors of the Company, each effective as of January 1, 2013.

This Amendment No. 1 to the Original 8-K is being filed to report that on December 28, 2012, the Management Development and Compensation Committee of the Company’s Board of Directors, after discussion and consideration of the increase in the Company’s market price per share since the time of the compensation decisions reported in the Original 8-K, determined to increase the number of stock appreciation rights (“SARs”) that Mr. McInerney will receive to 1,200,000 SARs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: January 4, 2013	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General
Counsel and Secretary

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